UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

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TEGNA INC.

(Exact name of registrant as specified in its charter)

STANDARD GENERAL L.P.
STANDARD GENERAL MASTER FUND L.P.
SOOHYUNG KIM
COLLEEN B. BROWN
CARLOS P. SALAS

ELIZABETH A. TUMULTY
DAVID GLAZEK

DANIEL MALMAN
AMIT THAKRAR

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Standard General L.P., (“Standard General”) together with the other participants named herein, on April 1, 2021, filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of director nominees at the 2021 annual meeting of shareholders of TEGNA.

On April 29, 2021, Standard General issued a press release filed herewith as Exhibit 1. This press release references and links to a report delivered to Standard General L.P. by Quest Research & Investigations LLC, dated April 27, 2021, regarding TEGNA Inc. (the “Company”). A redacted version of the report, which is also on www.TomorrowsTEGNA.com, is filed herewith as Exhibit 2.

Forward-looking Statements

All statements contained in this communication that are not clearly historical in nature or that necessarily depend on future events are "forward-looking statements," which are not guarantees of future performance or results, and the words "anticipate," "believe," "expect," "potential," "could," "opportunity," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained in this communication that are not historical facts are based on current expectations, speak only as of the date of this communication and involve risks that may cause the actual results to be materially different. In light of the significant uncertainties inherent in the forward-looking statements, the inclusion of such information should not be regarded as a representation as to future results. Standard General L.P. disclaims any obligation to update the information herein except as may be required by law and reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. Standard General L.P. has not sought or obtained consent from any third party to use any statements or information indicated herein as having been obtained or derived from statements made or published by third parties.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Standard General L.P., together with the other participants named therein, has filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission ("SEC") to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2021 annual meeting of shareholders of TEGNA Inc., a Delaware corporation (the "Company").

STANDARD GENERAL STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR: OKAPI PARTNERS LLC, BRUCE GOLDFARB / JASON ALEXANDER / PAT MCHUGH, 212-297-0720, INFO@OKAPIPARTNERS.COM

EXHIBIT 1:

TEGNA’S LARGEST ACTIVE SHAREHOLDER COMMISSIONS INDEPENDENT STUDY ON THE COMPANY’S DE&I ISSUES

Largest Shareholder Calls for Accountability

NEW YORK, April 29, 2021 – Standard General L.P., the largest equity holder of TEGNA Inc. (“TEGNA” or the “Company”) (NYSE: TGNA), today released an independent investigative report done by private investigations firm, Quest Research & Investigations (QRI), outlining multiple first party allegations of discriminatory practices within TEGNA. In conjunction with the report, now live on tomorrowstegna.com, Standard General has issued the following statement:

Dear Fellow TEGNA Shareholders,

After an incident of racial insensitivity involving the CEO of TEGNA, which was reported by the Wall Street Journal, Standard General called for the Board to conduct an independent investigation.

They did not.

In the weeks that followed the article, Standard General received numerous letters from individuals who have worked at TEGNA and suffered from racism and discrimination over a number of years. Simple Google searches unveil issues of discrimination from the top to the bottom – from current board members down to the station-level. We asked TEGNA to conduct an independent investigation into these matters and provide records on what the Company has done to address these issues.

They did not – instead TEGNA offered Standard General access to a limited number of documents conditioned upon Standard General signing an NDA.

TEGNA portrays these DE&I issues as having been resolved – in a letter to shareholders addressing the CEO’s racial insensitivity, Howard Elias (Chairman of the TEGNA board) said he was “proud of these steps in which TEGNA has shown leadership” with regards to the Company’s DE&I initiatives. Mr. Elias makes this claim despite his own internal investigation consisting of just one independent interview.

The Company’s employees, the communities it operates in, and its shareholders deserve better.

In response to this lack of action, Standard General commissioned a leading investigative firm, Quest Research and Investigations (QRI), to conduct an independent study into the various reported allegations of discrimination at TEGNA. We have released it here:

https://tomorrowstegna.com/wp-content/uploads/2021/04/QRI-Report-Alleged-Discrimination-at-Tegna.pdf

We are research-intensive investors that conduct our own extensive due diligence and do not solely rely on management representations. But, it is a shame that TEGNA’s largest active shareholder has had to do the job of its board and management team. We hope this report will enable shareholders to make an informed choice on the future direction of the Company.

Best Regards,

Soo Kim

Founding Partner

Standard General L.P.

Forward-looking Statements

All statements contained in this press release that are not clearly historical in nature or that necessarily depend on future events are "forward-looking statements," which are not guarantees of future performance or results, and the words "anticipate," "believe," "expect," "potential," "could," "opportunity," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained in this press release that are not historical facts are based on current expectations, speak only as of the date of this press release and involve risks that may cause the actual results to be materially different. In light of the significant uncertainties inherent in the forward-looking statements, the inclusion of such information should not be regarded as a representation as to future results. Standard General L.P. disclaims any obligation to update the information herein except as may be required by law and reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. Standard General L.P. has not sought or obtained consent from any third party to use any statements or information indicated herein as having been obtained or derived from statements made or published by third parties.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Standard General L.P., together with the other participants named therein, has filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission ("SEC") to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2021 annual meeting of shareholders of TEGNA Inc., a Delaware corporation (the "Company").

STANDARD GENERAL STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR: OKAPI PARTNERS LLC, BRUCE GOLDFARB / JASON ALEXANDER / PAT MCHUGH, 212-297-0720, INFO@OKAPIPARTNERS.COM

EXHIBIT 2:

QRI

To: Standard General L.P.
From: Quest Research & Investigations LLC
Date: April 27, 2021
Subject: Investigation of Alleged Employment Discrimination at Tegna Inc.

## OVERVIEW

This report presents findings from QRI's investigation, the objective of which has been to assess Tegna's representations regarding the company's commitment to diversity, equity, and inclusion. We carried out this investigation on two parallel tracks. First, we interviewed Tegna ex-employees in order to gather, in their own words, their stories of alleged employment discrimination. Second, we analyzed Tegna's self-reported disclosures to the Federal Communications Commission regarding equal employment opportunity complaints.

This report summarizes several of the lengthy interviews that we conducted by phone in mid-April 2021. We identified interviewees by sifting through discrimination litigation filings, media reports, and social media postings. To protect the privacy of individual employees and discrimination complainants, for the public version of this report we redacted identifying information and other details.

Ex-Tegna Employees' Experiences of Alleged Discrimination

Among other things, former employees whose workplaces ranged from Tegna's corporate HQ in Northern Virginia to Tegna's affiliate TV stations across the country, told us:

- An African-American former anchor from Tegna's Indianapolis station told us, "They never called me the N-word, but they treated me like that."
- A former on-air reporter at a Tegna station said she was fired from her station's morning show six weeks into her maternity leave. She did not file a complaint for fear of being "blacklisted."
- "There was a clear bias against hiring or retaining anyone over 40 years old," a former Indianapolis station employee told us.
- Another ex-employee — at the time, a 60-year-old sales executive from a Tegna affiliate in the Midwest — was told by his station manager that "they [referring to corporate HQ] want you out." When the employee asked "Who at corporate?," the station manager replied: "Dave Lougee." Shortly after this conversation, the sales exec said the station replaced him with two or three younger, less experienced, and lower paid employees.

**Quest Research & Investigations LLC**
41 East 11th Street, 10th Floor, New York, NY 10003
(212) 699-3735 • www.questinvestigates.com

**Alleged Employment Discrimination at TEGNA**
**Page 2**

- A former C-suite executive assistant said [redacted]

Multiple employees also detailed their mistrust of Tegna's human resources system, and did not report their allegations internally, for fear that their complaints would be used against them. This raises the question of whether Tegna executives have full visibility into the extent of alleged discriminatory practices:

- "HR works for the company, it doesn't work for the employees," the former employee of Tegna's [redacted] station told us, adding that the minute you filed a complaint you would be "forced out" of your job.

- Another former employee said, "I did not feel protected as an employee," and explained she did not bring complaints to HR because she believed, "as soon as I tell HR, they are going to find some reason to get rid of me."

- An employee who worked in Tegna corporate said, "Everyone was afraid to go there and talk to HR. They knew that HR would go back and tell the CFO or the COO. The one who is in trouble will be a regular employee."

- When a Black employee did pursue a complaint through the internal channels, only to wind up in litigation, a top official in Tegna's own HR department gave sworn testimony minimizing the role that race and ethnicity played in the company's definition of diversity.

<u>Tegna's FCC Public Inspection Data Regarding Employment Discrimination Complaints</u>

Although many interviewees told us they felt afraid to report discrimination internally, public data shows that dozens of employees around the country went ahead and filed formal employment discrimination charges with outside bodies such as the U.S. Equal Employment Opportunity Commission, state and federal courts, and state anti-discrimination agencies.

The data are contained in the FCC Form 396, which local TV stations file with the Federal Communications Commission in order to obtain or renew their broadcast licenses. The Form 396 asks "Have any pending or resolved complaints been filed during this license term before any body having competent jurisdiction under federal, state, territorial or local law, alleging unlawful discrimination in the employment practices of the station(s)?"

The FCC places the Form 396 in each station's Public Inspection File. Of the 64 local TV stations currently owned by Tegna, only 36 stations had a Form 396 in their Public Inspection Files. Of these 36 stations, 20 reported that they had faced at least one employment discrimination complaint during the term of their broadcast license, versus 16 that answered "no" to the discrimination question. In other words, a majority of the Tegna stations that provided employment discrimination data to the FCC admitted that Tegna employees had formally accused the company of discrimination.

Alleged Employment Discrimination at TEGNA
Page 3

## INTERVIEWS

### 1. [redacted] (Southeastern US)

On [redacted] QRI spoke with [redacted] who was an on-air talent at a TEGNA-owned affiliate:

- The case concerning Adonis Hoffman and David Lougee is "the tip of the iceberg."
- [redacted] whose age is in the mid-60s, self-described as African-American, but stated that the lawsuit is only about age discrimination.
- [redacted] was fired on [redacted], one week after the filing of the lawsuit. Because of that timing, retaliation is also a large part of the case.
- [redacted] was clear that the culture at the station "comes from the top down," meaning from TEGNA corporate.

[redacted]

- There are [redacted] [number] specific charges in the suit. [redacted] preferred not to go through them one by one on the phone, referring us to the complaint. "When you go through it, it will speak for itself. And afterwards you will take your jaw off the table."
- [redacted] recalled one news meeting at which, before about 50 junior colleagues, the News Director declared, "I don't want old men in ties on my news set." [redacted] said, "I am standing there and I am [in my mid 60s] [redacted]
- [redacted] did not complain to HR or to management on the grounds that it would have created a hostile environment at the station and because [redacted] thought it better to file the lawsuit when they had "all my ducks in a row," without warning. [redacted] told us, "When you have the goods, you have the goods."
- Asked whether TEGNA corporate was aware of the toxic culture at the station, [redacted] replied that HQ would, "unless they were Ray Charles or Stevie Wonder."
- The "twig" that broke the camel's back, according to [redacted] was a new contract that represented a clear demotion and included a 50 percent pay cut.
- [redacted] saw others suffer from various forms of discriminatory practices by management. "There was a little bit of everything." [redacted] cited two female employees who left under "precarious" circumstances. Both were let go because of age, according to [redacted]
- If there was any kind of sensitivity training at the station, [redacted] was not aware of it.

Alleged Employment Discrimination at TEGNA
Page 4

- [redacted] said that the station was good at diversity hiring. "I will give them credit for reaching out and for being inclusive of different people in the newsroom, different colors, backgrounds, races, sexual preferences."

**2. [redacted] [Interviewee Name] ([redacted]) [Station Call Sign]**

On [redacted], QRI spoke with [redacted] a former principal anchor at [redacted] [station name] in [redacted] [Midwestern city]. [redacted] has a federal lawsuit pending against TEGNA relating to discriminatory behavior she allegedly experienced while undergoing cancer treatment, but was happy to speak on the record and expressed a willingness to speak further. [redacted] was reached at [redacted] [phone number]. We spoke for approximately 40 minutes. [redacted] was very clear that everything that she was willing to discuss with QRI could be inferred from the public lawsuit that is already filed. These are the main points of the interview:

- [redacted] was fired via an email on [redacted] [date] after [redacted] years at the station, where she rose to principal anchor of all the main news shows.

- The firing was in response to her filing an Equal Employment Opportunity Commission ("EEOC") complaint against Tegna [redacted] [date], she said. According to her complaint, which we reviewed following this interview, [redacted] actually filed her EEOC complaint on [redacted] [date].

- She shared multiple instances of discrimination, all of which she put down to racial bias that was not "overt" but was clear to her. "There is no doubt about it," she said. "They never called me the N-word, but they treated me like that."

- All the people she claimed discriminated against her were white and most were men. Several other Black employees have left the station for the same reason. She gave us the names of two individuals, who we will attempt to contact.

- Some of the discrimination was born of her going through treatment for breast cancer, which necessitated her taking some time off, though she worked through much of it.

- One incident happened when she was briefly on sick leave and she learned that male colleagues were taking $20 bets on when she might return. "I experienced lots of harassment from management as it related to my time off," she recalled. "It was very apparent they were trying to make my life difficult."

- [redacted] believes management wanted to sideline her to promote others in her place.

- She said there was a concerted campaign to diminish her status and sabotage her work. Stories and series she completed were axed at the last minute. Inexperienced camera-people were deliberately assigned to her, while colleagues were given priority and better crews. Her story ideas were routinely rejected.

Alleged Employment Discrimination at TEGNA
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- She mentioned several individuals who led the harassment. She singled out [redacted] [name of TV station executive] News Director, alleging also that he frequently verbally abused her and twice physically abused her in the newsroom in front of others. She also recalled Assistant News Director [redacted] [name of TV station executive] as being abusive. Other individuals she alleged abused her included co-anchors and executive producers.

- At the start of COVID-19 in late February 2020, she spent time working at home and sent story ideas that were shot down. Colleagues exchanged emails with disparaging comments about her, and one person inadvertently sent the string to her.

- [redacted] shared stories with others, "Black, white and female," of abuse at the hands [redacted] names of TV station executives]. Only she finally took a stand, however.

- "They made my job very difficult to the point where I suffered mentally and had to seek psychiatric help."

- "I was forced out because of a very high school, elementary school, environment that has been promoted by management," she said.

- Her attempts to get [redacted] management's attention met a brick wall, as did her approaches to the station's own HR director. She decided to bypass local HR and reported the abuse to corporate HR at TEGNA. [redacted] said a fake or phony investigation ensued. For instance, the investigation did not interview any witnesses to the incident in which her colleagues were taking bets on when she would return to work after cancer treatment.

- "TEGNA was fully aware," she said. "I stopped working with the local HR because I could not trust her." [redacted] said the name of the local HR contact was [redacted] [employee name].

- At the EEOC mediation, management told her that "what I experienced wasn't true."

- She said the atmosphere and culture at the station clearly deteriorated upon TEGNA's acquisition of it in late 2018. "Things got worse after Tegna's acquisition," she said, noting that many of her abusers were promoted to their positions after that time.

**3. [redacted] [Interviewee Name] [redacted] Midwestern TV Station Affiliate]**

On April 9, 2021, QRI spoke to [redacted] who was fired from his position as photographer and editor at [redacted] [TV station] in [redacted] [Midwestern city] in [redacted] [year] after [redacted] [number] years at the station. [redacted] e made the following observations:

Alleged Employment Discrimination at TEGNA
Page 6

- [redacted] said there was "systemic" discrimination against people of color at [redacted] [TV station] before and after Tegna acquired it from [redacted] [entity name] in [redacted] [date]. He said he was one of a very few Black employees in newsroom positions of any authority.

- He said the "newsroom in particular is very conservative and very nervous about having any kind of leadership that wasn't white and male . . . . They were nervous about you if you were African-American, if you were female, if you had a same-sex partner or anything that made you stick out. They didn't treat you with the same amount of respect."

- Any Black people at the station tended to be in production or the control room. At the time when the station had the largest number of employees, there were 27 photographers at the station and over 25 years only 15 altogether were Black.

- [redacted] said he never held his tongue if he saw someone being mistreated. "That made me stick out, but I was never afraid of that."

- [redacted] said that every time he had an annual review, "they came back very negative." For his last seven years he was repeatedly put on a "performance plan" to improve his standing. Eventually he faced suspensions before he was terminated in 2019.

- [redacted] insisted he was never guilty of anything serious. "I didn't come in drunk, I didn't attack other employees, it was always nitpicking things," that management raised. Among them was the allegation that they could not find him when they needed him. It got to the point he could not go to the bathroom without feeling he had to notify someone.

- This happened even if management regularly called him at 3am to come into work or to drop everything to cover a breaking news event. "They would always trust me when big news happened," he said.

- [redacted] noted he had won many awards, including regional Emmys, for his work. (We corroborated this—most recently, [redacted] was part of a team that won a regional Emmy in [redacted] [year] for coverage of a [redacted] [local news story]. [redacted]

- [redacted] said treatment by management suddenly worsened after he wrote in his annual review that he suspected that racial bias was the reason for his difficulties with management.

- Thereafter he was suspended once because he had a sideways shot on someone at a news event while the competition had a face-on angle.

- He was also suspended for coming into work late on two occasions when his wife was sick and he was simultaneously trying to care for her.

**Alleged Employment Discrimination at TEGNA**
**Page 7**

- The last straw came when he had been assigned a workstation in the middle of the newsroom so they could constantly monitor him. One morning at 7am, he had nodded off briefly at his desk after being there since midnight. They fired him one week later.

- [redacted] says he has photos of other (white) employees taking quick naps at their desks who were never disciplined by management. "But when I did it -- it was a crime against humanity and they terminated me," he commented.

- The transition to Tegna did not make things better. "It was really just one evil hand taking the ball from another evil hand," he said of the change in ownership. He said he had hoped at the time that Tegna would bring positive change, including bringing new blood to management, but it never happened. "They put the same people in charge. They talk about diversity, but they never, ever implemented diversity."

- [redacted] was especially scathing about the station's HR director after Tegna took over, [redacted] [name of Tegna manager]. He didn't trust her. "She really wasn't there for me. She was there for the company." He said that if he told her anything about his concerns, she would have told management at once. The retaliation risk was real. "If you report it, you were going to get fired," he said. This feeling of helplessness was what drove him to allege racial bias in his annual review.

- He recalled alleging racial bias in his annual review in January 2018. He was fired in September 2019.

- [redacted] said that in the same vein it was always clear to him that the station never wanted a diverse audience either, in spite of a concentration of Black families in central Indianapolis. Instead, all the station management's news decisions were made to appeal to "Jennifer," a mythical white female who lived in the whiter counties to the north of the city, according to [redacted]

- Equally, when it came to having "talking heads" to comment on news stories, they would have Black experts on air as a last resort if the white choices were not available.

- [redacted] called this "news discrimination," noting that if you wanted to feature people of color in any news segment, "you had to fight for it."

- [redacted] confirmed that under Tegna staff did undergo a few hours of sexual harassment training. But there was no training for broader cultural awareness, including racial awareness.

- [redacted] did not sue the station or Tegna because he feared his paper trail of disciplinary problems and suspensions would doom any suit. He did talk to the EEOC about his case, but was advised that the company would highlight five years of poor annual reviews and argue that they were the cause of his difficulties and not racial bias.

- [redacted] insists that he was a victim of racial discrimination. "I know what it was," he said. "I know that everything changed for me the moment I said, 'You are mistreating me because I am Black.'" Within 30 days of submitting his review, he was called in to see

Alleged Employment Discrimination at TEGNA
Page 8

the General Manager, with whom he had never had a conversation before.

- [redacted] believes his comment about racial bias in his annual review created panic in [redacted]gement that he could derail the deal to sell the station to Tegna. "Everyone was concerned about the sale getting deep-sixed because of me making those claims."

- It was just when Tegna took over that the trouble for him really began, he said. "Everything was fine until the sale was finalized. That is when they started coming after me . . . when all these suspensions happened." [redacted]

- [redacted] said management's fear was that his allegation would draw attention to the "millions of dollars" the station had paid over the previous 12 years to settle discrimination lawsuits. It is [redacted] assertion that nothing was ever revealed to Tegna about these settlements in the acquisition negotiations.

**4. [redacted] [Interviewee Name] [redacted] [Midwestern TV Station]**

On [redacted], QRI interviewed [redacted] a former sales executive at [redacted] [station call sign] in [redacted] [Midwestern city]. [redacted] joined the [redacted] sales team in the middle of 2014 and was fired in early 2017. Several months after being terminated, [redacted] filed an age discrimination lawsuit against Tegna and [redacted] [redacted] settled the suit and asked to remain anonymous in case of any legal consequences. In summary, [redacted] told us:

- [redacted] was previously employed at a competing news station in the area owned by Time Warner (now known as Charter). After moving to [redacted] learned that his assigned accounts were low-earning, which directly affected the source's compensation, which was partly based on commission. More important, high-earning, accounts were being given to much younger salespeople with far less experience, according to [redacted]

- The younger members of the sales team received accommodations that [redacted] did not. For instance, a rash of bank mergers diminished the source's earnings capability in the banking sector, and no attempt was made to compensate for the change with a new account mix. Younger sales staff facing consolidation of clients were helped with new accounts.

- At the time that he joined the company, the average age of the sales force at the station was 34 years old. [redacted] was [redacted] years old [several decades older]. "It's just stocked with kids, it's full of kids." [redacted] recalled one young employee being given an account worth $50,000 a year even though this employee had no experience. "It was because [the other employee] was young and cute," [redacted] surmised.

- This discrimination happened in spite of the source's good work ethic. The only time [redacted] received discipline after attending a [redacted] [local professional baseball team] game without telling the office. This resulted in [redacted] losing two

Alleged Employment Discrimination at TEGNA
Page 9

days' pay.

- There was a clear pattern of old, experienced sales people leaving and being replaced by two or three much less experienced — and much less expensive — employees. "They would hire three younger ones, underpay them and see who survived," [redacted] said. [redacted] noted that part of the reason that management favored younger employees was that their healthcare costs tended to be lower.

- One day, in a private meeting, the source's local Sales Manager, [redacted] [manager at local TV station], gave [redacted] a heads up that the General Manager was getting ready to fire [redacted] in 30 days. The source's manager advised him to find another job and quit before being fired. [redacted] was determined not to quit.

- Following our interview, this source emailed QRI this memory of meeting with [redacted] "He [redacted] said, 'They want you out.' I said, 'Who?' [redacted] [redacted] responded, [redacted] and corporate.' I said, 'Who at corporate?' He said, '**Dave Lougee**.' I responded: 'Dave Lougee? I've never even met the man!"

- About Lougee, [redacted] also recalled in his email: "He [Lougee] was in our TV station and spoke to us, but I never personally spoke to him. I wonder if he was going over lists of station employees and looking for those over 60 years of age."

- The next day [redacted] texted a colleague who was on parental leave to tell her that [redacted] would not be around when the colleague returned and that [redacted] would miss her. The colleague then called the General Manager to express concern, whereupon [redacted] was fired immediately for "violating policy" by sending the text, even though it was from his personal phone.

- [redacted] identified [redacted] [name], Director of Sales, as someone who allegedly mistreated [redacted]

- [redacted] said he saw no point in saying anything to [redacted]'s Human Resources Department. "HR works for the company, it doesn't work for the employees," he said, adding that the minute you filed a complaint you would be "forced out" of your job. [redacted] said that trying to report problems to corporate never seemed like a sensible option.

- Shunting people out was very easy for management, they noted. "It's easy to squeeze someone out. They change your hours. Suddenly you have an overnight shift. They cut your account list, they raise your goals, they cut your commissions."

- They said that filing a discrimination suit, whether for age or sexual discrimination, always spelled professional doom. "Your career is pretty much done in that town," [redacted] said. [redacted] nonetheless filed suit after being fired.

- [redacted] decided to settle after the defendants started "to fabricate shit about me," [redacted]

Alleged Employment Discrimination at TEGNA
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[redacted] But Tegna chose to use this event to portray [redacted] as unstable, [redacted] said.

- [redacted] settled for an amount in the region of $[redacted] [dollar amount]. The motivation to settle was because the case was to be moved to federal court in [redacted] [another state] and [redacted] could not face the stress and hardship that the new phase of proceedings would have created.

- Also, [redacted] was certain Tegna would try to find more negative information on his/her background in the absence of a settlement. "I just had this feeling they would keep dredging people up," they said, who would say whatever they had to Also, keep their jobs. "They were going to say any kind of tidbit that was going to help."

- There was no sensitivity training of any kind at the affiliate, unlike at other affiliates in [redacted] [the city] that had previously employed [redacted] "We had no training, we had none."

- In four years, [redacted] never worked with a single person of color, Black or Hispanic, in a sales team of 14 people.

**5. [redacted] [Interviewee Name] [redacted] [Mid-Atlantic TV Station]**

On [redacted] [date], QRI spoke with [redacted] [source name] who worked as technical engineer at [redacted] [station call sign] in [redacted] [Mid-Atlantic City] for 21 years. [redacted] left in late [redacted] [year] after filing an EEOC complaint. She also still has a gender discrimination lawsuit pending against Tegna Inc. and [redacted] [station] that was filed in [redacted] [date].[2]

[redacted] was eager to speak with us and would be happy to be contacted again. She also expressed a willingness to share a timeline and other notes that she kept documenting her difficulties at the affiliate. [redacted] She shared the following observations:

- The discrimination and abuse of employees was "systemic," she said. "They used to talk about cleaning house. These are our lives, it was horrible."

- If anyone made a complaint, management would threaten to replace them. One manager told her he had a stack of applications "yay high" from college kids who could do her job for less money. She recalled them saying: "Yeah, we need to get rid of you all. We have a bunch of college kids coming up who are going to do it much cheaper."

- Management practiced favoritism. During snowstorms, when it was all hands-on deck, management people were assigned hotel rooms while everyone else was expected to sleep on chairs at the station. She recalled one female colleague saying she had not expected to stay overnight and needed to return home to get some personal items. The manager forbade her to leave and said, "You're pretty, go to CVS and get a toothbrush."

**Alleged Employment Discrimination at TEGNA**
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- She said it was a mantra of management to say, "When can we take the broad out of broadcasting?" This was a slur against all the women working at the station. But [redacted] said every minority was treated badly, whether it was women or older employees or anyone who dared voice a contrary opinion to management. If you dared correct management in front of others, "there was a target on your back."

- On-air talent was mostly unionized as were technical employees, [redacted] said. If the unions mentioned a strike, management would threaten to bring up employees from their non-unionized station in Florida within 12 hours to take over their jobs.

- [redacted] claimed Tegna insisted that every station use the same equipment precisely so that in the event of labor problems they would shift people between affiliates and not face problems.

- [redacted] said that when [redacted] [Tegna manager] was appointed head of Digital at [redacted] [TV station], she was told it was a condition of her employment that she report to management any whisper she might hear in her department about people wanting to unionize.

- When one co-worker, a man, had a stroke in [redacted] [year] the station refused to give him disability pay on the grounds he hadn't filled in his HR paperwork properly.

- Working conditions worsened after Tegna was spun off and became the station owner, [redacted] said. "It didn't start this way, it used to be a wonderful place to work. As soon as Tegna was running the station, "it got worse, oh my goodness it did. We stopped being people. We followed Tegna rules.

- [redacted] said that employee turnover in recent years has become "crazy." She said that people would say that if you want to know what Channel [redacted] [number] used to be like watch Channel [redacted] [number].

- [redacted] asserts that management attempted to claim she had undergone multiple training sessions for different skills and that in many instances she had not. ([redacted] has shared a spreadsheet with QRI tracking what she calls the "fake training" claims.)

- Asked if there had been any sufficient sensitivity training, [redacted] scoffed. "Please, you don't understand. Tegna is famous for having these programs. They are little slideshows we had to watch. It was date-stamped when we watched them. They play the video and you walk away. There was no training at all about sensitivity or diversity."

- [redacted] has letters from colleagues addressed either to her and to management with complaints about workplace conditions. [redacted]

- If any individuals or union representatives filed a grievance with management, they "put it under the table" or find some way to end it before it leaked into the public sphere. "It never leaves the building." Management would use bribery tactics like offering to re-

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evaluate an employee's pay structure if they agreed to take their grievance back.

- Many colleagues were very upset by their treatment. [redacted] recalled one woman unable to get out of her car in the station's car park because she could not face coming into work. "I've seen more than one lady crying," while at work. [redacted] herself said she began to suffer from stress and panic attacks. She had to seek psychiatric help. She said she lost [redacted] [number] pounds because of the stress. She went on mental disability, she said.

- [redacted] singled out [redacted] the Head of [redacted] [job department], for abusive treatment of his underlings. She similarly mentioned [redacted], Manager of [redacted] [department]. She claimed that when complaints were lodged to managers about [redacted] behavior no attempt was ever made actually to investigate him.

- Finally, out of frustration, [redacted] approached [redacted] [station] President [redacted] and told him she was about to file an EEOC complaint. "My mistake," she said of the meeting. "Little did I know how much that would put a target on my back." [redacted] said that six other female employees could back up her claims. [redacted] promised an investigation. But none of those six women was questioned or approached in the case.

- [redacted] is certain she suffered retaliation for suggesting she would file an EEOC complaint. "It was already really bad, but it got so much worse after that. They micromanaged me, they put me on night shifts, they took away my projects." [redacted] had already been keeping notes of incidents she wanted reported. After meeting [redacted] the number of notes she had to take down tripled, she said.

- At one meeting between her union and management, the union asked for a list of all employees who had received reprimands over the previous five years. Everyone on that list "fell into some minority category," [redacted] said, but nothing was done. "They were either over forty, African-American, Spanish or female."

- [redacted] said there were two HR people at [redacted] and she took her issues to both of them. But she said Tegna has changed things so that each HR person rotates between several stations in a market. One of these HR people, [redacted] [name], had advertised her ambition to become a Tegna Vice President and did want to do anything that would displease management.

- [redacted] was told not to give technical help to the marketing department even if they had issues. She said this was because the marketing department was run entirely by women. The manager then characterized them as a "bunch of whining women."

**6. Anonymous 3 (Tegna HQ)**

On [redacted] [date], QRI spoke with [redacted] who worked as [redacted] in the C-Suite at the Virginia headquarters of Tegna from [redacted] She worked in close proximity with all the top executives, including David Lougee. [redacted]

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[redacted] mong her observations were the following:

- The workplace at Tegna, at least in her division, was a very unhappy one. [redacted] [Allegation that employees suffered from stress-related medical problems]

- [redacted]

- [redacted] [Details about source's specific role and allegations of national origin discrimination]

- [redacted] [allegations of racist views held by senior officials]

- [redacted] allegations of racially insensitive comment by senior official]

- There was fear among employees to approach Human Resources whatever their problems. "Everyone was afraid to go there and talk to HR. They knew that HR would go back and tell the CFO or the COO. The one who is in trouble will be a regular employee and because they wanted to keep their jobs they didn't go there." This was something [redacted] had heard from a number of people, they said. "They were like, it's better we

**Alleged Employment Discrimination at TEGNA**
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don't say anything because if we say something it's going to come back at us."

- [redacted] said there was very little racial diversity at the corporate headquarters. "I was the only person [redacted] when I started working there for sure. I don't see a lot of diversity there." The vast majority of the employees, they said, "were all white, American people."

**7. [redacted] (Southeastern US)**

On [redacted] [date] [redacted] worked as a Group Human Resources Director for Tegna in [redacted] [city], where she oversaw human resources at eight Tegna affiliate stations in the Southeast region. [redacted] was fired [redacted] due (according to the company) to administrative errors she made, and an anonymous ethics complaint filed against her. She did not receive a severance package.

In [redacted] a Black woman, filed a lawsuit against Tegna alleging she had been wrongfully terminated and discriminated against based on her race.[3] [redacted] did not accept the settlement Tegna offered her, and the case was ultimately dismissed.

[redacted] [Source's current role at Tegna competitor][4] [redacted] seemed highly credible and repeatedly caveated her recollections, stating that her "bad experience" might not reflect the experiences of all TEGNA employees. Highlights:

- [redacted] joined Gannett in [redacted] [year], where she worked in human resources for [redacted] [prior employer name] out of the [redacted] [city, state] headquarters.

- In 2014, Tegna spun off of Gannett, and in [redacted] [date subsequent to spinoff], Tegna offered [redacted] a job as Group Human Resources Director in [redacted] [Southeastern city], to which she relocated.

- [redacted] said she found a very different corporate culture in [redacted] [Southeastern city] than the one she had experienced at [redacted] [prior employer's] headquarters. "We did a lot of things at the corporate level we thought were rolled out [to the affiliate stations], what I found was that those programs were not going company wide," [redacted] told us.

- In her new role at Tegna, [redacted] replaced a white, 40-year employee, "and frankly I don't think people liked being bossed around by a young, Black woman."

- [redacted] said that Tegna corporate's expectation was that she would "do things differently" than her predecessor, "and they [the employees in the Southern region] didn't like that."

- [redacted] said her efforts to promote diversity at Tegna were met with resistance. As she stated in her complaint:

> One of the first things [redacted] noticed upon her arrival in [redacted] [city] was Tegna lacked diversity in many of its senior leadership positions. There were many

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> African Americans in lower positions, but very few in leadership roles. During corporate meetings [with Tegna headquarters] Tegna made it a point to emphasize the need to increase diversity in all of its leadership positions.
>
> Tegna tasked [redacted] with taking the message back to the regional stations and leading the diversity initiative. In her role as [redacted] [job title], [redacted] often discussed the benefits of a diverse workforce. Specifically, [redacted] expressed concern that the workforce at some stations did not accurately reflect the diversity in the station's local communities.
>
> However, [redacted] received resistance in her efforts to promote greater diversity. For example, during a leadership team meeting, in or about [redacted] date], an employee asked if the corporate directive meant that they were required to hire less/unqualified minority candidates over more qualified non-minorities. [redacted] explained that the goal was to ensure a diverse pool of candidates and to hire the most qualified candidate.[5]

- **Asked about this statement, [redacted] said she encouraged managers to interview a "diverse slate of candidates, but always hire the most qualified candidate." This edict was erroneously interpreted by local management as a "quota" to hire a certain number of minority candidates, [redacted] said. ([redacted] said she found this interpretation "offensive" both to herself as a minority woman and to potential candidates.)**

- **[redacted] found the resistance to her push to interview diverse candidates particularly galling because behind the scenes the Vice President of HR, [redacted]), wanted [redacted] to be a "leader on diversity." [redacted] said this was both because she was a woman of color and because she had worked at [redacted] [prior employer], which has robust diversity programs.**

- **([redacted]s currently Tegna's second highest ranking human resources officer. As discussed in more detail below the interview summary, during her deposition in [redacted] discrimination lawsuit, [redacted] minimized the importance of race and ethnicity in defining diversity.)**

- **In our interview (and in her complaint), [redacted] alleged she was not given a chance to improve her performance following the alleged anonymous ethics complaint, nor was she given a severance package.**

- **In a sworn statement filed as part of her lawsuit, [redacted] noted two instances of white, male employees receiving severance packages after engaging in serious misconduct. [redacted] also recalled these incidents during our interview:**

> TEGNA allowed [redacted], who is white and was also a Vice President and Station Manager, to continue working for several months after TEGNA discovered problems with [redacted] performance and before TEGNA terminated him. At the time of his termination, TEGNA paid [redacted] a severance package.[6]
>
> . . . [I]n September 2016, TEGNA terminated [redacted], who is white and was the former General Manager of [redacted] after [redacted] threatened to shoot TEGNA

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> Vice President [redacted] TEGNA nonetheless paid a severance payment to [redacted][7]

- Despite her experiences, [redacted] said, "I found a happy place at Tegna" working with the "frontline" employees. "There are good people, but I think structurally, it needs work, getting diversity throughout the ranks."

<u>Tegna Vice President of Human Resources Minimized Importance of Racial Diversity During 2018 Deposition</u>

In May 2018, current Tegna Human Resources Vice President [redacted] was deposed as part of [redacted] discrimination lawsuit.[8] [redacted] reported to [redacted] Recall that one of Tegna management's supposed concerns about [redacted] performance was that she advocated for hiring minorities, even in instances where a white candidate was more qualified.[9]

> Q. And at what point did you start to feel that Ms. [redacted] misunderstood TEGNA's diversity hiring policies? . . .
>
> A [redacted] Through the ethics investigation, I became concerned that she misinterpreted many things, including our policy on diversity.
>
> Q. At any point did Ms. [redacted] make statements to you indicating that she felt that TEGNA should be hiring based on diversity over merit?
>
> A. Ms. [redacted] never made that particular statement, though she was very vocal about diversity in general and diversity in the leadership teams that she supported.
>
> Q. Was she vocal to the extent that you thought that her behavior was inappropriate?
>
> A. I would -- no. I wouldn't say -- I wouldn't say inappropriate.
>
> Q. And what do you mean that she was vocal regarding the leadership teams that she Supported?
>
> A. So she would -- she would make statements, you know, when she sat at any of the leader -- any -- any of the teams that she supported she sat in leadership meetings. If they didn't have a diverse representation in terms of minority and ethnicity, she would -- she would make comments about that.
>
> Q. Did you believe that that behavior was inappropriate?
>
> A. I wouldn't say on its own it was inappropriate. It was -- it was just a statement. I would say that -- I would say that there are many ways that you can define diversity. And so declaring that **because you don't have diversity of race or ethnicity doesn't automatically mean you don't have a -- a diverse leadership team, in the broadest sense of the word**.

In other words, according to Tegna's Vice President of Human Resources, racial or ethnic diversity are not prerequisites to achieving diversity "in the broadest sense of the word."

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[redacted] was also asked about what kind of diversity programs Tegna had in place while [redacted] was employed (2013 to October 2016.) [redacted] replied that Tegna had none:

> Q. At the time when Ms. [redacted] was a TEGNA employee, did TEGNA have a policy or a program to try to increase diversity in hiring?
>
> A. So TEGNA values diversity. So I wouldn't say that we had a program. It certainly was always a priority.

**8. [redacted] Interviewee Name] [redacted] [West Coast]**

[redacted] QRI spoke to [redacted] who worked for Tegna HR overseeing two stations in [redacted] [the West Coast] from [redacted] date within last five years] to [redacted] [date within last three years]. We reached her on [redacted] [phone number]. Her observations included:

- In terms of hiring, the stations were obliged by FCC regulations to hire on-air talent that roughly mirrored the racial mix of the local audience. In [redacted] [city], this meant hiring at least some Asian representation.
- "But that is not the full picture," [redacted] cautioned. Outside of the hiring process, the stations were left to their own devices with respect to promoting and paying their employees. In other words, how employees were actually treated.
- [redacted] said there was a clear bias against hiring or retaining anyone over 40 years old. [redacted] recommended speaking to [redacted], who is now the News Director [redacted] "I think she was wrongfully pushed out," [redacted] said, for no other reason than her age [redacted] considered [redacted] to have been extremely good at her job, particularly with respect to maintaining diversity amongst her employees and not just those who were on air. (We have reached out to [redacted]
- [redacted] [name] was General Manager at the [redacted] [city] station. She, too, was pushed out because of age, according to [redacted]
- [redacted] said that the General Manager at [redacted] station] was a difficult person. "He has a temper," she said. She also said [redacted] has a preference for hiring younger women who would not stand up to him. "He liked to hire the younger women and yell at them." He did not want women "who had an opinion or a direction or anyone who was around his age," according to [redacted]
- [redacted] was happy to leave Tegna. "I was only there [redacted] [number] years, but it was [redacted] [number] years too long," she offered. She said working there was painful if only because the turnover of employees was so high. In addition, the way people were fired was often careless and counterproductive, she said. "There was this lack of trying, I really didn't appreciate it. It was, 'We'll get rid of that job, we will get rid of that person.' If there was just one day when someone didn't do a good job, you get rid of them. That's

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just not what you do.

- [redacted] said that the laying off of people was random and prevalent at Tegna. Sometimes people barely knew why they were being let go, and that might have led to an increase in EEOC complaints and lawsuits. If there were real discriminatory practices at Tegna [redacted] believed it was mainly age discrimination. "I would say that is an accurate thing. In the media, you don't want anyone over 40, at least not on the air and that is illegal. There were a lot of those cases. I would be the one to say, 'You can't do that.'"

**9. Anonymous 4 (Local Station)**

[redacted] QRI interviewed [redacted] who was on-air talent at a Tegna affiliate station for 13 years.

- [redacted] also stated up front that she can't speak for anyone else at the station—the anecdotes she shared are limited to her own personal experiences there.

- [redacted] has a longstanding relationship with Tegna—she worked for Tegna stations since [redacted] year more than a decade ago] and even interned for a Tegna station prior to that. She was hired as on-air talent for the weekday morning show at her station in [redacted] [year more than a decade ago].

- In [redacted] [year], [redacted] gave birth. When she was six weeks into her maternity leave, station management told her she was being moved off the weekday morning show to the weekend show, a move that was tantamount to a demotion and incompatible with her family life. [redacted] said management gave her weekday position to a male colleague because management felt that the show had too many female on-air personalities, and wanted a new balance. [redacted] felt this move was especially unfair after she learned that her "Q-score" was very high, referring to a measurement of an on-air talent's popularity with and general appeal to viewers.

- [redacted] said that a colleague told her that when a male station manager was informed of [redacted] displeasure with being moved off the morning show, he said "I'm tired of [source's] bellyaching, and since her job has been reduced she should expect a pay cut." ([redacted] said she did not ultimately receive a pay cut, which she said she took to mean someone in payroll or human resources convinced management that she could file a lawsuit if they cut her pay while on maternity leave. "I think they must have realized they were on thin ice already" by taking away the morning show position, she said.

- [redacted] said she believed the station's decision to remove her from the weekday morning show during maternity leave was illegal, and engaged EEOC attorneys about filing a complaint against the station. The EEOC attorneys advised her the lawsuit could drag on for 18 months, and could result in a settlement that would require her to sign non-disclosure agreements, which would prevent her from ever speaking about her experience. At the time she was a new mom and also dealing with depression, so decided not to file a lawsuit and just "put my head down" and work hard to "prove my worth to them."

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- [redacted] said she discussed her complaints with a female station manager, and the station manager wanted to discuss over the phone "to cover her tracks, I insisted everything be over email." [redacted] conveyed her frustration that she knew she was qualified for the job, and the reason she wasn't being considered was completely out of her control (i.e., her gender.)

- [redacted] said another weekday on-air position came open in [redacted] [date], but when she inquired about the role, management said they were only considering external candidates. [redacted] said it was her impression they were only interviewing and considering white men for the role. (Later, during her exit interview, the male station manager admitted "they did think the show was too female-heavy, and they were looking for a man to fill the role.")

- Following her being passed over for the [redacted] job, [redacted] said she decided to quit. "I did not feel protected as an employee," she said.

- [redacted] told us she never went to HR, local or corporate, over her discrimination because she believed, "As soon as I tell HR, they are going to find some reason to get rid of me." [redacted] said she was afraid of being "blacklisted" by the station and in the industry.

- [redacted] said she never witnessed station management behaving in a discriminatory way, but that the allegations described in recent media coverage of Tegna "don't surprise me." [redacted] said station management often spoke to employees in a way she considered "inappropriate," for instance, the female station manager wanted [redacted]'s hair to be cut very short, and would say "snip, snip" as she walked by [redacted] desk when she felt her hair was getting too long.

- [redacted] also recalled being told she couldn't wear certain dresses when was pregnant. "There comes a point when you just can't hide that you are pregnant anymore!" [redacted] said she felt the station wasn't supporting her.

- Asked about anti-discrimination training, [redacted] said there was maybe "one sentence" about gender discrimination in a 15-to-20-minute training video staff was required to watch about discrimination.

**10. [redacted] [Source Name] [redacted] [Tegna Station Callsign]**

On [redacted], QRI interviewed [redacted] an on-air meteorologist who worked at [redacted], a Gannett- and then Tegna-owned affiliate [redacted], from [redacted]. During that period, he was in close proximity both with [redacted] [executive name] while the latter was News Director in the [redacted] and also [redacted] [executive name]. [redacted] was fired in [redacted] after violating policy on making social media posts. He accepted the decision and does not consider himself to have been a victim of discrimination at the station. He spoke openly about his tenure at [redacted] and agreed to speak

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with a journalist if contacted. We reached [redacted] on [redacted] [phone number] [redacted] offered the following observations:

- [redacted] noted that there appeared to be zero diversity in higher management. "I don't know of anyone in higher management who is a person of color," he said.

- [redacted] detailed an instance of possible racial discrimination in August 2018 when a Black reporter/anchor whom he held in high regard was passed over for a top anchor job by someone who was "far less experienced, less hardworking, less accomplished and less talented." The person passed over the job was [redacted] [name], who is Black. The person who was given the job was white. [redacted] moved to a new job at a station in [redacted] [city].[11] "We were mystified to a person. We were mystified why she was passed over," [redacted] said.

- [redacted] recalled that [redacted] [senior executive] was the first person he ever encountered in [redacted] when he went for a first job interview.

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## FCC PUBLIC INSPECTION FILES

FCC Broadcast Equal Employment Opportunity Program Report (Form 396)

The Federal Communications Commission ("FCC") issues licenses to broadcast stations for eight-year terms, at the end which the station must apply to renew the license. As part of the renewal process, the FCC requires stations to submit a Broadcast Equal Employment Opportunity Broadcast Report (Form 396) in which the station reports, among other things, whether it has faced any employment discrimination complaints during the previous license term:

**Program Report Questions**

| Section | Question | Response |
|---|---|---|
| **Discrimination Complaints** | Have any pending or resolved complaints been filed during this license term before any body having competent jurisdiction under federal, state, territorial or local law, alleging unlawful discrimination in the employment practices of the station(s)? | Yes |

*Excerpt of Form 396 for WATL-WXIA (Atlanta), November 25, 2020*

These forms are, in many cases, available as part of the station's Public Inspection File ("PIF"), through which members of the public can access certain information about broadcast stations overseen by the FCC.[12] We searched for and reviewed Forms 396 for Tegna affiliates.

Summary of the Data

Of Tegna's current 64 affiliate stations:

- 15 stations did not have a publicly accessible Form 396
- 49 stations filed a Form 396, of which:
    - 13 stations filed Form 396s for license terms predating Tegna's ownership
    - 36 stations filed Form 396s for license terms under Tegna's ownership, of which:
        - 16 stated that they had not faced any discrimination complaints during the previous license term(s)
        - 20 stated that they had faced discrimination complaints during the previous license term(s)

In other words, a majority of Tegna's stations with available Form 396s had faced at least one employment discrimination complaint during the term of their FCC license (20 stations of 36, or 56%).

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Station-by-Station Complaints

As attachments to their Form 396s, 15 stations included summaries of then-pending or resolved employment discrimination complaints during their license terms.

| Station | Complaint Details | License Term |
| --- | --- | --- |
| DENVER - KUSA & KTVD[13] | [redacted] alleging disability discrimination [redacted] | 2005 - 2013 |
| DENVER - KUSA & KTVD | [redacted] alleging sex and age discrimination [redacted] | 2005 - 2013 |
| WASHINGTON DC - WUSA | Indicated EEOC complaints during license period, but complaint file not accessible online. | 2012 - 2020 |
| CLEVELAND - WKYC | [redacted] alleging age discrimination [redacted] | 2005 - 2013 |
| CLEVELAND - WKYC | [redacted] alleging age discrimination [redacted] | 2005 - 2013 |
| CLEVELAND - WKYC | [redacted] alleging age discrimination [redacted] | 2005 - 2013 |
| CLEVELAND - WKYC | [redacted] alleging age discrimination [redacted] | 2005 - 2013 |
| CLEVELAND - WKYC | [redacted] alleging age discriminatio [redacted] | 2005 - 2013 |
| CLEVELAND - WKYC | [redacted] lleging age discrimination [redacted] | 2005 - 2013 |
| CLEVELAND - WKYC | [redacted] ge discrimination [redacted] | 2005 - 2013 |

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| Station | Complaint Details | License Term |
|---|---|---|
| **CLEVELAND - WKYC** | [redacted] ge discriminatio [redacted] | 2005 - 2013 |
| **CLEVELAND - WKYC** | [redacted] alleging age discriminatio [redacted] | 2005 - 2013 |
| **CLEVELAND - WKYC** | [redacted] alleging age discrimination [redacted] | 2005 - 2013 |
| **CLEVELAND - WKYC** | [redacted] alleging racial discrimination [redacted] | 2005 - 2013 |
| **BUFFALO, NY - WGRZ** | [redacted] alleging discrimination due to age, gender and retaliatio [redacted] | 2007 - 2015 |
| **COLUMBIA, SC - WLTX** | Indicated EEOC complaints during license period, but complaint file not accessible online. | 2012 - 2020 |
| **COLUMBIA, SC - WLTX** | [redacted] alleging race and sex discrimination, and retaliation [redacted] | 2004 - 2012 |
| **SEATTLE, WA - KING & KONG** | [redacted] alleging discrimination due to disability [redacted] t is not clear if the stations were already under TEGNA management at the time that [redacted] filed [redacted] | 2006 - 2014 |
| **LITTLE ROCK, AR - KTHV** | Indicated EEOC complaints during license period, but complaint file not accessible online. | 2013 - 2021 |
| **LITTLE ROCK, AR - KTHV** | [redacted] alleging disability discrimination and retaliation [redacted] | 2005 - 2013 |

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| Station | Complaint Details | License Term |
|---|---|---|
| LITTLE ROCK, AR - KTHV | [redacted] | 2005 - 2013 |
| JACKSONVILLE - WTLV | Indicated EEOC complaints, but complaint file not accessible online. | 2012 - 2020 |
| JACKSONVILLE - WTLV | [redacted] | 2004 - 2012 |
| JACKSONVILLE - WTLV | [redacted] alleging age and disability [redacted] | 2004 - 2012 |
| JACKSONVILLE - WTLV | [redacted] alleging age discrimination [redacted] | 2004 - 2012 |
| JACKSONVILLE - WTLV | [redacted] lleging sex and age [redacted] | 2004 - 2012 |
| TAMPA - WTSP | Indicated EEOC complaints, but complaint file not accessible online. | 2012 - 2020 |
| TAMPA - WTSP | [redacted] alleging sex, age, and disability discrimination and retaliation [redacted] | 2004 - 2012 |
| TAMPA - WTSP | [redacted] ge discrimination [redacted] | 2004 – 2012 |
| TAMPA - WTSP | [redacted] alleging disability discrimination [redacted] | 2004 – 2012 |

Alleged Employment Discrimination at TEGNA
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| Station | Complaint Details | License Term |
|---|---|---|
| TAMPA - WTSP | [redacted] | 2004 – 2012 |
| TAMPA - WTSP | [redacted] racial discrimination [redacted] | 2004 – 2012 |
| TAMPA - WTSP | [redacted] sex and age discrimination [redacted] | 2004 – 2012 |
| TAMPA - WTSP | [redacted] sex, age and disability discrimination [redacted] | 2004 – 2012 |
| TAMPA - WTSP | [redacted] age discrimination [redacted] | 2004 - 2012 |
| ATLANTA - WATL & WXIA | Indicated EEOC complaints, but complaint file not accessible online. | 2012 – 2020 |
| INDIANAPOLIS - WTHR | Indicated EEOC complaints, but complaint file not accessible online. NOTE: Tegna purchased WTHR in 2019, so it is possible the complaints predate Tegna's ownership. | 2013 – 2021 |
| MACON, GA - WMAZ | Indicated EEOC complaints, but complaint file not accessible online. | 2012 – 2020 |
| NEW ORLEANS - WWL & WUPL | Indicated EEOC complaints, but complaint file not accessible online. | 2013 – 2021 |
| CHARLOTTE - WCNC | Indicated EEOC complaints, but complaint file not accessible online. [NOTE: Tegna purchased WCNC in 2013, so it is possible the complaints predate Tegna's ownership.] | 2012 – 2020 |
| KNOXVILLE - WBIR | Indicated EEOC complaints, but complaint file not accessible online. | 2013 – 2021 |

**Alleged Employment Discrimination at TEGNA**
Page 26

## NOTES

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[redacted]

[2] [redacted] v. [redacted] Tegna Inc. Case no. [redacted] United States District Court, District of [redacted] [case caption].

[3] [redacted] v. Tegna Inc [redacted], United States District Court, [redacted] District of [redacted] [case caption].

[4] [redacted] [bio on current employer website]

[5] [redacted] United States District Cour[redacted] District of [redacted]

[6] [redacted] [LinkedIn profile]

[redacted]

[7] [redacted] United States District Court, [redacted] District of [redacted], Declaration of [redacted]

[8] Also deposed as part of this case were Tegna employees [redacted] and [redacted]

[9] As stated above: "Asked about this statement, [redacted] said she encouraged managers to interview a 'diverse slate of candidates, but always hire the most qualified candidate.'"

[10] [redacted] LinkedIn profile [redacted]

[11] [redacted]

[12] https://publicfiles.fcc.gov/about-station-profiles/. Each Form 396 covers an 8-year licensing period. Because the stations' licenses expire at different times, the Form 396 reports cover different 8-year periods, the oldest period being from 2004 to 2012. In several cases, a given Tegna station had filed Form 396s for two terms (i.e. 16 years of data).

[13] [redacted] and [redacted] are co-owned and share an employment unit.

Remaining redactions are to pages on FCC.gov site containing names and details of complainants.

[redacted]

Alleged Employment Discrimination at TEGNA
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[redacted]

[redacted]

Alleged Employment Discrimination at TEGNA
Page 28

[redacted]

[redacted]